EXHIBIT 10.7
                         PROMISSORY NOTE

$450,000.00                                    New York, New York
                                                December 22, 1998

     The undersigned, JOSEPH L. MURPHY (hereinafter collectively called "Maker" or "Obligor") promises to pay to the order of JLM COUTURE, INC. (hereinafter, together with any holder hereof, called "Holder"), at the offices of the Maker or at such other place as Holder may from time to time designate, the principal sum of Four Hundred Fifty Thousand ($450,000) Dollars, with interest thereon from the date hereof at the rate of five percent (5%) per annum.

     The principal amount of this Note shall be repaid in ten equal annual installments of Forty Five Thousand ($45,000) Dollars, commencing December 22, 1999, (each such annual installment date referred to herein as an "Installment Date"). All accrued and unpaid interest on the unpaid principal balance hereof shall be paid on each Installment Date.

     This Note, together with accrued and unpaid interest, if any, shall be prepayable upon a Default as defined herein.

     All payments hereunder shall first be credited to interest and lawful charges then accrued and the remainder to principal.

     The following shall be an event of default (a) nonpayment of any interest or principal hereunder when due; (b) insolvency, or appointment of a receiver for any part of the property of Maker, assignment for the benefit of creditors by or the commencement of any proceedings in bankruptcy or insolvency by or against Maker;
(c) the entry of a material judgment against Maker; (d) the issuing of any attachment or garnishment, or the filing of any lien against any property of Maker; or (e) the taking of possession of any substantial part of the property of Maker at the insistence of any governmental authority. Upon an event of default, the holder may declare a Default and the unpaid principal amount hereof shall immediately be due.

     Holder shall have all of the rights and remedies of a creditor under applicable law. In the event that a Default is declared and the Holder enforces his rights in a court of competent jurisdiction located in the State of New York, Maker shall be liable for all reasonable attorneys' fees and costs. This agreement shall be governed by the laws of the State of New York.

     No delay or omission on the part of Holder in exercising any rights hereunder shall operate as a waiver of such or of any other rights under this Note. Presentment, demand, protest, notice of dishonor and all other notices are hereby waived by Obligor. Any notice to Maker shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to, or left upon the premises at the address shown below or any other address shown on Holder's records.

                                         S/Joseph L. Murphy
                                        Joseph L. Murphy